Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Higher Fourth-Quarter, Full-Year Earnings

Improved Performance in U.S., Latin America and Mexico Drive Fourth-Quarter Profit Growth
GAAP EPS: Fourth Quarter $.28 vs ($.07); Full Year $.72 vs ($.19)
Non-GAAP EPS: Fourth Quarter $.87 vs $.55; Full Year $2.24 vs $1.69

RICHMOND, Va., February 8, 2017 - The Brink’s Company (NYSE:BCO), a global leader in security-related services, today reported improved fourth-quarter and full-year earnings for 2016.

Fourth-Quarter Highlights - 2016 vs 2015
GAAP:

•	EPS $.28 vs ($.07)

•	21% organic revenue growth

•	Operating profit $58 million (177% organic growth)

•	Operating margin 7.3%, (10.7% excluding currency) vs 4.3%

•	Currency translation reduced revenue by $112 million, operating profit by $40 million, EPS by $.31

Non-GAAP:

•	EPS $.87 vs $.55, up 58%

•	10% organic revenue growth

•	Operating profit $77 million (71% organic growth)

•	Operating margin 10.0% (10.6% excluding currency) vs 6.6%

•	Currency translation reduced revenue by $29 million, operating profit by $8 million, EPS by $.10

Full-Year Highlights - 2016 vs 2015
GAAP

•	EPS $.72 vs ($.19)

•	13% organic revenue growth

•	Operating profit $144 million (291% organic growth)

•	Operating margin 4.8% (6.4% in 2016 excluding currency) vs 1.8%

•	Net income $35 million vs loss of $12 million

•	Currency translation reduced revenue by $400 million, operating profit by $73 million, EPS by $.44

Non-GAAP:

•	EPS $2.24 vs $1.69, up 33%

•	6% organic revenue growth

•	Operating profit $207 million (43% organic growth)

•	Operating margin 7.1% (7.4% excluding currency) vs 5.3%

•	2016 Adjusted EBITDA $333 million, up 14% from $291 million

•	Currency translation reduced revenue by $198 million, operating profit by $22 million, EPS by $.27

Doug Pertz, president and chief executive officer, said: “We were pleased to finish 2016 on such a strong note, with a 58% increase in fourth-quarter non-GAAP earnings per share that was driven primarily by a revenue and profit rebound in the U.S. and additional profit growth in Latin America and Mexico. Fourth-quarter non-GAAP operating profit grew 71% on an organic basis, reflecting an operating margin of 10%, a strong improvement over 6.6% in the fourth quarter of 2015. Non-GAAP organic revenue growth for the quarter was 10%.

“Full-year non-GAAP results for 2016 included an earnings increase per share of 33%, organic operating profit growth of 43%, and an operating margin of 7.1%, up from 5.3% in 2015. Non-GAAP organic revenue for the year rose 6%.

“We expect continued profit momentum in 2017 and beyond. On an organic basis, which excludes the impact of foreign exchange translation, acquisitions and divestitures, our 2017 non-GAAP guidance includes 6% revenue growth, operating profit growth of 18% to 23% to a range between $230 million and $240 million, and earnings growth of 17% to 21% to a range between $2.45 and $2.55 per share. Our 2017 adjusted EBITDA is expected to be approximately $370 million to $380 million. This guidance includes a projected negative impact of foreign exchange of $80 million on revenue, $15 million on operating profit and $.18 per share on earnings.” Details regarding 2017 guidance, including assumptions for organic growth and foreign exchange, are provided on page 8.

“On March 2, we will host an investor meeting in New York City, where we will outline a three-year strategic plan that includes specific and measurable actions to accelerate profitable growth, close the margin gap that exists between Brink’s and its best competitors, and deliver new and differentiated services to our customers. I’m confident that Brink’s will deliver substantial growth in earnings, cash flow and shareholder value over the next three years, and we look forward to sharing our plan with investors.”

2017 Guidance
See page 8 for a summary of several items relating to 2017 outlook including revenue, operating profit, income taxes, non-controlling interests, earnings per share, and adjusted EBITDA.

Investor Day
Brink's is hosting an Investor Day meeting on March 2 in New York City. Investors interested in attending should contact the company at either 804-289-9709 or investor.relations@brinkscompany.com. The meeting will be accessible via live webcast through the Investor Relations section of the company's web page at www.brinks.com.

2016 Reorganization and Restructuring
In the fourth quarter of 2016, Brink’s implemented restructuring actions at its operating and corporate levels. The company recognized asset-related adjustments of $16.3 million, severance costs of $7.2 million, and lease restructuring charges of $700,000. These costs were partially offset by a $6.1 million benefit related to the termination of a benefit program. These restructuring activities are expected to result in $8 to $12 million in 2017 cost savings.

Conference Call
Brink’s will host a conference call on February 8 at 8:30 a.m. Eastern Time to review fourth-quarter and full-year results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international) Participants should call in at least five minutes prior to the start of the call. Participants can pre-register at http://dpregister.com/10099850 to receive a direct dial-in number for the call. The call also will be accessible via live webcast at www.Brinks.com. A replay of the call will be available through March 8, 2017, at 877-344-7529 (in the U.S.) or (412) 317-0088 (international). The conference number is 10099850. A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s global leader of secure transportation and cash management services. For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Summary of Fourth-Quarter and Full-Year Results(a)

	Fourth Quarter			Full Year
(In millions, except for per share amounts)	2016	2015	% Change	2016	2015	% Change

GAAP
Revenues	$804	766	5	$3,021	3,061	(1)
Operating profit	58	33	77	144	57	fav
Income (loss) from continuing operations(b)	15	(3)	fav	36	(9)	fav
Diluted EPS from continuing operations(b)	0.28	(0.07)	fav	0.72	(0.19)	fav

Non-GAAP
Non-GAAP revenues	$768	733	5	$2,908	2,977	(2)
Non-GAAP operating profit	77	49	58	207	157	32
Non-GAAP income from continuing operations(b)	44	27	62	113	84	34
Non-GAAP diluted EPS from continuing operations(b)	0.87	0.55	58	2.24	1.69	33
Adjusted EBITDA(c)	109	82	32	333	291	14

Summary Reconciliation of Fourth Quarter and Full Year GAAP to Non-GAAP EPS(a)

	Fourth Quarter		Full Year
	2016	2015	2016	2015
GAAP EPS	$0.28	$(0.07)	$0.72	$(0.19)
Venezuela operations(d)	(0.09)	(0.11)	0.05	0.64
Reorganization and Restructuring costs(d)	0.33	0.18	0.47	0.23
Retirement plans(d)	0.10	0.10	0.39	0.41
Acquisitions and dispositions(d)	0.03	0.13	0.32	0.12
U.S. tax on accelerated U.S. income (e)	—	0.47	—	0.47
Deferred tax valuation allowance(f)	0.29	—	0.29	—
Income tax rate adjustment(g)	(0.07)	(0.15)	—	—
Non-GAAP EPS	$0.87	$0.55	$2.24	$1.69

Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on pages 14-19.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

(c)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization. Non-GAAP income from continuing operations is reconciled to net income on page 16.

(d)	See "Other Items Not Allocated To Segments" on pages 12-13 for pretax amounts and details.

(e)	The non-GAAP tax rate excludes the U.S. tax on a transaction that accelerated U.S. taxable income because it will be offset by foreign tax benefits in future years.

(f)
There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(g)
The effective income tax rate in the interim period is adjusted to be equal to the estimated full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 36.9% for 2016 (compared to 37.0% for 2015).

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Fourth-Quarter 2016 vs. 2015

		Organic	Acquisitions /			% Change
	4Q'15	Change	Dispositions(a)	Currency(b)	4Q'16	Total	Organic
Revenues:
U.S.	$180	27	—	—	207	15	15
France	108	(3)	—	(2)	103	(4)	(3)
Mexico	82	4	—	(13)	72	(12)	5
Brazil	65	5	—	12	82	26	8
Canada	37	—	—	—	37	—	—
Largest 5 Markets	472	33	—	(3)	502	6	7
Latin America	96	30	—	(25)	101	5	31
EMEA	105	4	(9)	(3)	96	(8)	3
Asia	40	4	—	—	44	9	9
Global Markets	242	37	(9)	(28)	241	—	15
Payment Services	19	3	—	2	25	30	18
Revenues - non-GAAP	733	73	(9)	(29)	768	5	10

Other items not allocated to segments(d)	33	86	—	(83)	35	9	fav
Revenues - GAAP	$766	159	(9)	(112)	804	5	21

Operating profit:
U.S.	$(1)	9	—	—	8	fav	fav
France	10	(1)	—	—	10	(7)	(5)
Mexico	8	5	—	(2)	11	31	56
Brazil	12	(3)	—	1	10	(13)	(24)
Canada	3	—	—	—	3	(10)	(13)
Largest 5 Markets	33	10	—	(1)	41	27	30
Latin America	23	15	—	(9)	29	25	64
EMEA	9	2	2	—	12	31	18
Asia	9	—	—	—	10	3	3
Global Markets	41	17	2	(9)	50	21	40
Payment Services	(2)	5	—	—	3	fav	fav
Corporate items(c)	(23)	3	—	2	(18)	(23)	(14)
Operating profit - non-GAAP	49	35	2	(8)	77	58	71

Other items not allocated to segments(d)	(16)	24	5	(32)	(19)	19	fav
Operating profit (loss) - GAAP	$33	58	7	(40)	58	77	fav

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions and dispositions of assets and of businesses.

(b)
The amounts in the “Currency” column consist of the amortization of Venezuela non-monetary assets not devalued under highly inflationary accounting rules and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required by public companies.

(d)	See pages 12 and 13 for more information.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Full-Year 2016 vs. 2015

		Organic	Acquisitions /			% Change
	YTD '15	Change	Dispositions(a)	Currency(b)	YTD '16	Total	Organic
Revenues:
U.S.	$730	22	—	—	753	3	3
France	432	(6)	—	(1)	425	(2)	(1)
Mexico	333	16	—	(53)	295	(11)	5
Brazil	270	29	—	(14)	286	6	11
Canada	154	2	—	(6)	150	(2)	1
Largest 5 Markets	1,919	63	—	(74)	1,908	(1)	3
Latin America	370	92	—	(107)	355	(4)	25
EMEA	445	(9)	(37)	(11)	387	(13)	(2)
Asia	157	12	—	(2)	168	6	7
Global Markets	972	94	(37)	(119)	910	(6)	10
Payment Services	86	9	—	(5)	90	5	11
Revenues - non-GAAP	2,977	167	(37)	(198)	2,908	(2)	6

Other items not allocated to segments(d)	85	226	3	(202)	112	33	fav
Revenues - GAAP	$3,061	393	(34)	(400)	3,021	(1)	13

Operating profit:
U.S.	$15	(9)	—	—	6	(58)	(58)
France	35	2	—	—	37	6	6
Mexico	24	—	—	(4)	20	(16)	—
Brazil	24	6	—	—	30	26	27
Canada	11	(2)	—	—	8	(22)	(21)
Largest 5 Markets	109	(3)	—	(4)	102	(6)	(2)
Latin America	76	45	—	(32)	90	18	59
EMEA	36	1	4	(1)	40	12	3
Asia	29	2	—	—	31	6	6
Global Markets	141	48	4	(32)	161	14	34
Payment Services	(7)	9	—	—	2	fav	fav
Corporate items(c)	(85)	13	—	14	(58)	(32)	(16)
Operating profit - non-GAAP	157	68	4	(22)	207	32	43

Other items not allocated to segments(d)	(100)	97	(8)	(51)	(62)	(38)	(96)
Operating profit (loss) - GAAP	$57	165	(4)	(73)	144	fav	fav

Amounts may not add due to rounding.

See page 5 for footnote explanations.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2017 GAAP and non-GAAP outlook, including revenue, operating profit, earnings per share, tax rate, margin rate (including outlook for the U.S., and Mexico businesses), organic growth and adjusted EBITDA; foreign exchange impact on 2017 outlook; and expected cost savings from reorganization and restructuring initiatives. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability in our largest five markets; our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses; continuing market volatility and commodity price fluctuations and their impact on the demand for our services; our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico; investments in information technology and adjacent businesses and their impact on revenue and profit growth; our ability to develop and implement solutions for our customers and gain market acceptance of those solutions; our ability to maintain an effective IT infrastructure and safeguard confidential information; risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on and cost of repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses; regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages; our ability to integrate successfully recently acquired companies and improve their operating profit margins; costs related to dispositions and market exits; our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets; the willingness of our customers to absorb fuel surcharges and other future price increases; our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers; variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer; our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience and changes in insurance costs; security threats worldwide and losses of customer valuables; costs associated with the purchase and implementation of cash processing and security equipment; employee, environmental and other liabilities in connection with our former coal operations, including black lung claims incidence; the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations; changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions; the nature of our hedging relationships; counterparty risk; changes in estimates and assumptions underlying our critical accounting policies; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of the Company's business and reputation; access to the capital and credit markets; seasonality, pricing and other competitive industry factors; and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2015, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

	At 2016 Actual Foreign Exchange Rates
	2016 GAAP	2016 Non-GAAP(a)	2016 Non-GAAP Currency Adjusted(b)	2017 GAAP Outlook(d)	2017 Non-GAAP Outlook(a)
Revenues(a)	$3,021	2,908	2,828	~3,000	~3,000
Operating profit (loss)(a)	144	207	192	198 – 208	230 – 240
Nonoperating expense	(19)	(19)	(19)	(20) – (22)	(20) – (22)
Provision for income taxes(a)	(79)	(69)	(64)	(66) – (69)	(78) – (81)
Noncontrolling interests(a)	(10)	(5)	(5)	~(6)	~(6)
Income (loss) from continuing operations(a)(c)	36	113	104	106 – 111	126 – 131
EPS from continuing operations(a)(c)	$0.72	2.24	2.05	2.05 – 2.15	2.45 – 2.55

Operating profit margin	4.8%	7.1%	6.8%	6.6% – 6.9%	7.7% – 8.0%

Effective income tax rate(a)	62.8%	36.9%	36.9%	~37.0%	~37.0%

Adjusted EBITDA(a)(e)		333	316	340 – 350	370 – 380

Key Metrics	Revenue Change				Operating Profit Change		EPS Change
	2017 GAAP Outlook(d)	% Change vs. 2016	2017 Non-GAAP Outlook(a)	% Change vs. 2016	2017 GAAP Outlook(d)	2017 Non-GAAP Outlook(a)	2017 Non-GAAP Outlook(a)
Organic	71	2	184	6	68 – 78	37 – 47	0.38 – 0.48
Dispositions	(12)	—	(12)	—	1	1	0.01
Currency	(80)	(3)	(80)	(3)	(15)	(15)	(0.18)
Total	(21)	(1)	92	3	54 – 64	23 – 33	0.21 – 0.31

Amounts may not add due to rounding

Outlook for 2017

•	U.S. operating profit margin of 4% to 5%

•	Mexico operating profit margin of ~10%

(a)
See pages 14-19 for reconciliation to GAAP. The 2016 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 14-16. The 2016 Non-GAAP Currency Adjusted amounts are reconciled to the corresponding 2016 Non-GAAP items on page 19. The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

(b)	Revenue, operating profit and Adjusted EBITDA results adjusted to reflect currency impact assumed in the 2017 Non-GAAP outlook.

(c)	Attributable to Brink’s.

(d)	2017 GAAP outlook does not include any forecasted amounts from Venezuela operations.

(e)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization. Non-GAAP income from continuing operations is reconciled to net income on page 16.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except for per share amounts)

	Fourth Quarter		Full Year
	2016	2015	2016	2015

Revenues	$803.5	765.8	$3,020.6	3,061.4

Costs and expenses:
Cost of revenues	620.9	605.2	2,424.8	2,471.6
Selling, general and administrative expenses	110.6	120.4	431.5	463.8
Total costs and expenses	731.5	725.6	2,856.3	2,935.4
Other operating expense	(13.7)	(7.2)	(20.1)	(69.4)

Operating profit	58.3	33.0	144.2	56.6

Interest expense	(5.5)	(4.5)	(20.4)	(18.9)
Interest and other income	—	1.7	1.2	3.4
Income from continuing operations before tax	52.8	30.2	125.0	41.1
Provision for income taxes	35.1	29.3	78.5	66.5

Income (loss) from continuing operations	17.7	0.9	46.5	(25.4)

Loss from discontinued operations, net of tax	(1.7)	(0.4)	(1.7)	(2.8)

Net income (loss)	16.0	0.5	44.8	(28.2)
Less net income (loss) attributable to noncontrolling interests	3.2	4.1	10.3	(16.3)

Net income (loss) attributable to Brink’s	$12.8	(3.6)	$34.5	(11.9)

Amounts attributable to Brink’s:
Continuing operations	14.5	(3.2)	36.2	(9.1)
Discontinued operations	(1.7)	(0.4)	(1.7)	(2.8)

Net income (loss) attributable to Brink’s	$12.8	(3.6)	$34.5	(11.9)

Income (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$0.29	(0.07)	$0.72	(0.19)
Discontinued operations	(0.03)	(0.01)	(0.03)	(0.06)
Net income (loss)	$0.25	(0.07)	$0.69	(0.24)

Diluted:
Continuing operations	$0.28	(0.07)	$0.72	(0.19)
Discontinued operations	(0.03)	(0.01)	(0.03)	(0.06)
Net income (loss)	$0.25	(0.07)	$0.68	(0.24)

Weighted-average shares
Basic	50.4	49.4	50.0	49.3
Diluted	51.1	49.4	50.6	49.3

(a)	Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

Selected Cash Flow Information

	Full Year
	2016	2015

Property and equipment acquired during the year
Capital expenditures(a)
Largest 5 Markets	$68.2	$59.3
Global Markets	28.6	28.8
Payment Services	1.4	1.7
Corporate items	9.0	7.0
Capital expenditures - non-GAAP	107.2	96.8
Venezuela	5.0	4.3
Capital expenditures - GAAP	112.2	101.1

Capital Leases(b)
Largest 5 Markets	28.0	18.8
Global Markets	1.4	—
Payment Services	—	0.1
Capital leases - GAAP and non-GAAP	29.4	18.9

Total
Largest 5 Markets	96.2	78.1
Global Markets	30.0	28.8
Payment Services	1.4	1.8
Corporate items	9.0	7.0
Total - non-GAAP	136.6	115.7
Venezuela	5.0	4.3
Total - GAAP	$141.6	$120.0

Depreciation and amortization(a)
Largest 5 Markets	$91.3	$94.6
Global Markets	25.5	27.2
Payment Services	2.4	2.9
Corporate items	10.9	11.3
Depreciation and amortization - non-GAAP	130.1	136.0
Venezuela	0.7	3.9
2016 Restructuring	0.8	—
Depreciation and amortization - GAAP	$131.6	$139.9

(a)
Capital expenditures as well as depreciation and amortization related to Venezuela have been excluded from Global Markets. In addition, accelerated depreciation related to 2016 Restructuring activities has been excluded from non-GAAP results.

(b)
Represents the amount of property and equipment acquired using capital leases. Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2015 and 2016 (Unaudited)
(In millions, except for percentages)

	Revenues
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
U.S.	$183.6	184.1	182.6	180.1	730.4	$178.8	182.5	184.2	207.1	752.6
France	105.7	107.4	110.8	107.6	431.5	104.8	107.9	108.9	102.9	424.5
Mexico	85.7	85.1	80.4	81.8	333.0	74.9	77.3	71.0	72.1	295.3
Brazil	73.8	67.7	63.6	65.3	270.4	60.0	66.9	76.4	82.4	285.7
Canada	38.8	39.6	37.9	37.4	153.7	35.9	38.2	38.7	37.4	150.2
Largest 5 Markets	487.6	483.9	475.3	472.2	1,919.0	454.4	472.8	479.2	501.9	1,908.3
Latin America	90.8	91.2	91.7	96.2	369.9	79.2	85.0	90.3	100.6	355.1
EMEA	115.7	112.3	111.5	105.2	444.7	95.4	96.2	99.4	96.4	387.4
Asia	38.7	38.6	39.7	40.4	157.4	39.0	41.5	42.9	44.1	167.5
Global Markets	245.2	242.1	242.9	241.8	972.0	213.6	222.7	232.6	241.1	910.0
Payment Services	22.8	22.1	21.7	19.3	85.9	20.9	21.0	23.1	25.1	90.1
Revenue - non-GAAP	755.6	748.1	739.9	733.3	2,976.9	688.9	716.5	734.9	768.1	2,908.4

Other items not allocated to segments(a)	20.5	12.2	19.3	32.5	84.5	32.9	23.0	20.9	35.4	112.2
Revenues - GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	755.8	803.5	3,020.6

	Operating Profit
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
U.S.	$8.3	6.4	1.4	(1.0)	15.1	$(2.2)	(1.5)	2.2	7.8	6.3
France	4.1	6.7	13.7	10.2	34.7	4.5	10.1	12.7	9.5	36.8
Mexico	7.9	4.5	3.4	8.4	24.2	3.2	3.1	3.1	11.0	20.4
Brazil	6.1	2.1	3.7	11.9	23.8	6.1	2.5	11.1	10.4	30.1
Canada	1.7	2.4	3.6	3.0	10.7	1.8	1.4	2.4	2.7	8.3
Largest 5 Markets	28.1	22.1	25.8	32.5	108.5	13.4	15.6	31.5	41.4	101.9
Latin America	16.5	19.2	17.6	23.0	76.3	17.5	20.8	22.9	28.7	89.9
EMEA	8.2	9.1	9.4	9.0	35.7	6.9	9.9	11.5	11.8	40.1
Asia	6.5	5.9	7.1	9.2	28.7	6.4	7.0	7.6	9.5	30.5
Global Markets	31.2	34.2	34.1	41.2	140.7	30.8	37.7	42.0	50.0	160.5
Payment Services	0.5	(3.7)	(2.0)	(2.0)	(7.2)	—	(2.0)	1.1	3.2	2.3
Corporate items	(19.2)	(22.0)	(20.9)	(23.1)	(85.2)	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)
Operating profit - non-GAAP	40.6	30.6	37.0	48.6	156.8	31.1	37.9	60.7	76.8	206.5

Other items not allocated to segments(a)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)	(15.8)	(10.7)	(18.5)	(62.3)
Operating profit (loss) - GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8	22.1	50.0	58.3	144.2

	Margin
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
U.S.	4.5%	3.5	0.8	(0.6)	2.1	(1.2)%	(0.8)	1.2	3.8	0.8
France	3.9	6.2	12.4	9.5	8.0	4.3	9.4	11.7	9.2	8.7
Mexico	9.2	5.3	4.2	10.3	7.3	4.3	4.0	4.4	15.3	6.9
Brazil	8.3	3.1	5.8	18.2	8.8	10.2	3.7	14.5	12.6	10.5
Canada	4.4	6.1	9.5	8.0	7.0	5.0	3.7	6.2	7.2	5.5
Largest 5 Markets	5.8	4.6	5.4	6.9	5.7	2.9	3.3	6.6	8.2	5.3
Latin America	18.2	21.1	19.2	23.9	20.6	22.1	24.5	25.4	28.5	25.3
EMEA	7.1	8.1	8.4	8.6	8.0	7.2	10.3	11.6	12.2	10.4
Asia	16.8	15.3	17.9	22.8	18.2	16.4	16.9	17.7	21.5	18.2
Global Markets	12.7	14.1	14.0	17.0	14.5	14.4	16.9	18.1	20.7	17.6
Payment Services	2.2	(16.7)	(9.2)	(10.4)	(8.4)	—	(9.5)	4.8	12.7	2.6
Corporate items	(2.5)	(2.9)	(2.8)	(3.2)	(2.9)	(1.9)	(1.9)	(1.9)	(2.3)	(2.0)
Operating profit - non-GAAP	5.4	4.1	5.0	6.6	5.3	4.5	5.3	8.3	10.0	7.1

Other items not allocated to segments(a)	(3.7)	(6.0)	(1.7)	(2.3)	(3.5)	(2.6)	(2.3)	(1.7)	(2.7)	(2.3)
Operating profit (loss) - GAAP	1.7%	(1.9)	3.3	4.3	1.8	1.9%	3.0	6.6	7.3	4.8

(a)	See pages 12 and 13 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Other items not allocated to segments

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
Venezuela operations	$20.5	12.2	19.3	32.5	84.5	$32.1	21.5	20.4	35.4	109.4
Acquisitions and dispositions	—	—	—	—	—	0.8	1.5	0.5	—	2.8
Revenues	$20.5	12.2	19.3	32.5	84.5	$32.9	23.0	20.9	35.4	112.2

Operating profit:
Venezuela operations	(17.9)	(39.1)	(0.8)	10.1	(47.7)	1.8	0.9	1.7	11.4	15.8
Reorganization and Restructuring	(1.5)	1.2	(2.9)	(12.1)	(15.3)	(6.0)	(2.1)	(2.3)	(19.9)	(30.3)
Retirement plans	(8.3)	(7.6)	(8.0)	(7.3)	(31.2)	(7.3)	(8.1)	(7.9)	(8.2)	(31.5)
Acquisitions and dispositions	—	0.3	—	(6.3)	(6.0)	(5.8)	(6.5)	(2.2)	(1.8)	(16.3)
Operating profit	$(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	$(17.3)	(15.8)	(10.7)	(18.5)	(62.3)

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, including expenses related to currency devaluations of $11.3 million and $34.3 million in 2016 and 2015, respectively, and charges related to the impairment of property and equipment of $35.3 million in 2015, due to management’s inability to allocate, generate or redeploy resources in-country or globally.  In light of these unique circumstances, our operations in Venezuela are largely independent of the rest of our global operations.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.  Additionally, management believes excluding Venezuela from segment results makes it possible to more effectively evaluate the company’s performance between periods.

Factors considered by management in excluding Venezuela results include:

•	Continued inability to repatriate cash to redeploy to other operations or dividend to shareholders

•	Highly inflationary environment

•	Fixed exchange rate policy

•	Continued currency devaluations and

•	Difficulty raising prices and controlling costs

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized asset-related adjustments of $16.3 million, severance costs of $7.2 million, lease restructuring charges of $0.7 million, partially offset by a $6.1 million benefit related to the termination of a benefit program. Severance actions are expected to reduce our global workforce by 700 to 800 positions. We expect that the 2016 restructuring will result in $8 to $12 million in 2017 cost savings.

Executive Leadership and Board of Directors
In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions.

2015 Restructuring
Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in 2015 costs related to employee severance, contract terminations, and property impairment associated with the 2015 restructuring, which reduced the global workforce by approximately 1,100 positions and resulted in approximately $20 million in 2016 cost savings. We recognized charges of $6.5 million in 2016 related to this restructuring.

2014 Restructuring
Brink’s reorganized and restructured its business in December 2014, eliminating the management roles and structures in its former Latin America and EMEA regions and implementing a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions across its global workforce.  Severance costs of $21.8 million associated with these actions were recognized in 2014. An additional $1.9 million in costs were recognized in 2015 related to the 2014 restructuring. The restructuring saved annual direct costs of approximately $50 million in 2015 compared to 2014, excluding charges for severance, lease termination and accelerated depreciation.

Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

Retirement plans
U.S. Plans
Because our U.S. retirement plans are frozen, costs related to these plans have not been allocated to segment results.

Non-U.S. Plans
We have operations outside of the U.S. with employee benefits that are accounted for as retirement benefits under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 715, Compensation — Retirement Benefits. Whenever settlement charges related to these retirement benefits occur, they are not allocated to segment results. In 2016, we recognized settlement charges in Mexico ($2.2 million) and Switzerland ($0.3 million).

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2016 Acquisitions and Dispositions

•
Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation are included in items not allocated to segments and are excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations are treated similarly to the Republic of Ireland. 2015 revenues from both Ireland operations were approximately $20 million. Charges included in our GAAP results include $4.9 million in severance costs, $1.8 million in property impairment charges, lease restructuring charges of $0.5 million and an additional $7.0 million in operating and other exit costs. These costs have been excluded from our segment and our consolidated non-GAAP results. International shipments to and from Ireland will continue to be provided through Brink’s Global Services ("BGS").

•	Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

2015 Acquisitions and Dispositions

•	These items related primarily to Brink's sale of its 70% interest in a cash management business in Russia in the fourth quarter of 2015 from which we recognized a $5.9 million loss on the sale.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described in detail on pages 12-13, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP information is intended to provide information to assist analysts and investors with comparability and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance. In addition, Brink’s believes the measures will help analysts and investors assess the ongoing operations of both our consolidated business and individual segments. Management uses non-GAAP results to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	2015			2016
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$41.1	66.5	161.8%	$125.0	78.5	62.8%
Other items not allocated to segments(b)	100.2	9.3		62.3	5.3
U.S. tax on accelerated U.S. income(d)	—	(23.5)		—	—
Deferred tax valuation allowance(d)	—	—		—	(14.7)
Non-GAAP	$141.3	52.3	37.0%	$187.3	69.1	36.9%

	2016
	4Q	Full Year
EPS:
GAAP	$0.28	0.72
Other items not allocated to segments(b)	0.37	1.23
Deferred tax valuation allowance(d)	0.29	0.29
Income tax rate adjustment(c)	(0.07)	—
Non-GAAP	0.87	2.24
Effect of changes in currency exchange rates(a)	0.10	0.27
Constant currency basis - Non-GAAP	$0.97	2.51

Amounts may not add due to rounding.

(a)
See footnote (b) on page 5 for currency definition and calculation between periods. For Non-GAAP EPS on a constant currency basis, EPS is calculated for the most recent period at the prior period's foreign currency rates to eliminate the currency impact on EPS.

(b)
See “Other Items Not Allocated To Segments” on pages 12-13 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of operations.

(c)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 36.9% for 2016 and 37.0% for 2015.

(d)	See page 4 for description of these items.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	755.8	803.5	3,020.6
Other items not allocated to segments(b)	(20.5)	(12.2)	(19.3)	(32.5)	(84.5)	(32.9)	(23.0)	(20.9)	(35.4)	(112.2)
Non-GAAP	$755.6	748.1	739.9	733.3	2,976.9	$688.9	716.5	734.9	768.1	2,908.4

Operating profit (loss):
GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8	22.1	50.0	58.3	144.2
Other items not allocated to segments(b)	27.7	45.2	11.7	15.6	100.2	17.3	15.8	10.7	18.5	62.3
Non-GAAP	$40.6	30.6	37.0	48.6	156.8	$31.1	37.9	60.7	76.8	206.5

Nonoperating expense:
GAAP	$(4.5)	(4.3)	(3.9)	(2.8)	(15.5)	$(4.9)	(4.2)	(4.6)	(5.5)	(19.2)
Other items not allocated to segments(b)	—	—	—	0.1	0.1	—	—	—	—	—
Non-GAAP	$(4.5)	(4.3)	(3.9)	(2.7)	(15.4)	$(4.9)	(4.2)	(4.6)	(5.5)	(19.2)

Taxes:
GAAP	$15.5	7.6	14.1	29.3	66.5	$9.4	14.5	19.5	35.1	78.5
Other items not allocated to segments(b)	3.9	—	1.5	3.9	9.3	2.0	(0.6)	1.1	2.8	5.3
U.S. tax on accelerated U.S. income(d)	—	—	—	(23.5)	(23.5)	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	(14.7)	(14.7)
Income tax rate adjustment(c)	(6.0)	2.1	(3.4)	7.3	—	(1.7)	(1.5)	0.1	3.1	—
Non-GAAP	$13.4	9.7	12.2	17.0	52.3	$9.7	12.4	20.7	26.3	69.1

Noncontrolling interests:
GAAP	$(6.5)	(13.5)	(0.4)	4.1	(16.3)	$2.6	3.1	1.4	3.2	10.3
Other items not allocated to segments(b)	6.2	16.5	1.4	(2.9)	21.2	(1.1)	(1.2)	0.2	(3.1)	(5.2)
Income tax rate adjustment(c)	1.1	(1.2)	(0.2)	0.3	—	(0.4)	(0.3)	0.1	0.6	—
Non-GAAP	$0.8	1.8	0.8	1.5	4.9	$1.1	1.6	1.7	0.7	5.1

Non-GAAP margin	5.4%	4.1%	5.0%	6.6%	5.3%	4.5%	5.3%	8.3%	10.0%	7.1%

Amounts may not add due to rounding.

See page 14 for footnote explanations.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(3.0)	(12.9)	7.6	(3.6)	(11.9)	$(3.1)	0.3	24.5	12.8	34.5
Discontinued operations	2.4	(0.1)	0.1	0.4	2.8	—	—	—	1.7	1.7
Income (loss) from continuing operations attributable to Brink's - GAAP	$(0.6)	(13.0)	7.7	(3.2)	(9.1)	$(3.1)	0.3	24.5	14.5	36.2
Other items not allocated to segments(b)	17.6	28.7	8.8	14.7	69.8	16.4	17.6	9.4	18.8	62.2
U.S. tax on accelerated U.S. income(d)	—	—	—	23.5	23.5	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	14.7	14.7
Income tax rate adjustment(c)	4.9	(0.9)	3.6	(7.6)	—	2.1	1.8	(0.2)	(3.7)	—
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$21.9	14.8	20.1	27.4	84.2	$15.4	19.7	33.7	44.3	113.1

EPS:
GAAP	$(0.01)	(0.26)	0.16	(0.07)	(0.19)	$(0.06)	0.01	0.48	0.28	0.72
Other items not allocated to segments(b)	0.36	0.58	0.18	0.30	1.40	0.33	0.34	0.20	0.37	1.23
U.S. tax on accelerated U.S. income(d)	—	—	—	0.47	0.47	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	0.29	0.29
Income tax rate adjustment(c)	0.10	(0.02)	0.07	(0.15)	—	0.04	0.04	(0.01)	(0.07)	—
Non-GAAP	$0.44	0.30	0.40	0.55	1.69	$0.31	0.39	0.66	0.87	2.24

Amounts may not add due to rounding.

See page 14 for footnote explanations.

The Brink’s Company and subsidiaries
Adjusted EBITDA (Unaudited)
(In millions)

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Adjusted EBITDA
Income from continuing operations - Non-GAAP(a)(b)	$7.3	8.1	5.7	28.3	49.4	$21.9	14.8	20.1	27.4	84.2
Interest expense - Non-GAAP(a)	5.7	5.9	6.6	5.1	23.3	4.9	4.7	4.8	4.5	18.9
Income tax provision - Non-GAAP(a)	6.9	8.5	6.7	24.8	46.9	13.4	9.7	12.2	17.0	52.3
Depreciation and amortization - Non-GAAP(a)	38.9	38.9	37.5	37.1	152.4	34.9	34.5	33.1	33.5	136.0
Adjusted EBITDA	$58.8	61.4	56.5	95.3	272.0	$75.1	63.7	70.2	82.4	291.4

	2016
	1Q	2Q	3Q	4Q	Full Year

Adjusted EBITDA
Income from continuing operations - Non-GAAP(a)(b)	$15.4	19.7	33.7	44.3	113.1
Interest expense - Non-GAAP(a)	4.8	4.9	5.1	5.5	20.3
Income tax provision - Non-GAAP(a)	9.7	12.4	20.7	26.3	69.1
Depreciation and amortization - Non-GAAP(a)	32.1	32.7	32.3	33.0	130.1
Adjusted EBITDA	$62.0	69.7	91.8	109.1	332.6

(a)	Non-GAAP amounts exclude the impact of "Other Items Not Allocated to Segments" on the respective line items on the consolidated statements of operations.

(b)
See page 16 for reconciliation of 2015 and 2016 non-GAAP revenue and non-GAAP income from continuing operations to GAAP revenue and GAAP net income (loss). See page 18 for reconciliation of 2014 non-GAAP revenue and non-GAAP income from continuing operations to GAAP revenue and GAAP net income (loss).

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP - Other (Unaudited)
(In millions)

	2014
	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$949.6	859.0	872.5	881.2	3,562.3
Other items not allocated to segments(a)	(131.3)	(22.3)	(25.1)	(33.1)	(211.8)
Non-GAAP	$818.3	836.7	847.4	848.1	3,350.5

Operating profit (loss):
GAAP	$(73.7)	8.7	61.2	(23.7)	(27.5)
Other items not allocated to segments(a)	94.5	15.3	(40.4)	82.3	151.7
Non-GAAP	$20.8	24.0	20.8	58.6	124.2

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(58.5)	1.6	20.2	(47.2)	(83.9)
Discontinued operations	(0.5)	(0.7)	8.6	21.7	29.1
Income from continuing operations attributable to Brink's:
GAAP	(59.0)	0.9	28.8	(25.5)	(54.8)
Other items not allocated to segments(a)	59.9	10.3	(20.5)	54.5	104.2
Income tax rate adjustment(b)	6.4	(3.1)	(2.6)	(0.7)	—
Non-GAAP	$7.3	8.1	5.7	28.3	49.4

EPS:
GAAP	$(1.21)	0.02	0.58	(0.52)	(1.12)
Other items not allocated to segments(a)	1.23	0.21	(0.41)	1.12	2.12
Income tax rate adjustment(b)	0.13	(0.06)	(0.05)	(0.01)	—
Non-GAAP	$0.15	0.16	0.12	0.58	1.01

(a)	Refer to the 2015 Fourth Quarter press release exhibit 99.1 on Form 8-K filed February 4, 2016 for details.

(b)
Non-GAAP income from continuing operations has been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 45.7% for 2014.

The Brink’s Company and subsidiaries
Outlook Reconciliations (Unaudited)
(In millions, except for percentages and per share amounts)

Reconciliation of Non-GAAP Currency Adjusted to Non-GAAP 2016

	2016 Non-GAAP Currency Adjusted	Currency Adjustment(b)	2016 Non-GAAP(c)

Revenues	$2,828	80	2,908
Operating profit (loss)	192	15	207
Nonoperating expense	(19)	—	(19)
Provision for income taxes	(64)	(6)	(69)
Noncontrolling interests	(5)	—	(5)
Income (loss) from continuing operations(a)	104	10	113
EPS from continuing operations	$2.05	0.19	2.24

Operating profit margin	6.8%	0.3%	7.1%

Effective income tax rate	36.9%	—	36.9%

Amounts may not add due to rounding.

(a)	Attributable to Brink's

(b)	Adjustment to reflect currency rates assumed in 2017 Non-GAAP outlook.

(c)	See pages 14-16 for reconciliation of 2016 Non-GAAP amounts to respective 2016 GAAP amounts.

Reconciliation of Non-GAAP to GAAP 2017 Outlook

	2017 GAAP Outlook		Other Items Not Allocated to Segments	2017 Non-GAAP Outlook

Revenues(a)	$	~3,000	—	~3,000
Operating profit (loss)(b)		198 – 208	32	230 – 240
Nonoperating expense(a)		(20) – (22)	—	(20) – (22)
Provision for income taxes(b)(d)		(66) – (69)	12	(78) – (81)
Noncontrolling interests(c)		~(6)	—	~(6)
Income (loss) from continuing operations(b)(d)		106 – 111	20	126 – 131
EPS from continuing operations(b)(d)		$2.05 – 2.15	0.40	2.45 – 2.55

Operating profit margin(b)		6.6% – 6.9%	1.1%	7.7% – 8.0%

Effective income tax rate(b)(d)		~37.0%	—	~37.0%

Amounts may not add due to rounding.

(a)	Non-GAAP outlook excludes the impacts of Venezuela operations and acquisitions and dispositions.

(b)	Non-GAAP outlook excludes the impacts of Venezuela operations, reorganization and restructuring, certain retirement plans, and acquisitions and dispositions.

(c)	Non-GAAP outlook excludes the impacts of Venezuela operations.

(d)
The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, and the effective income tax rate cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, and the effective income tax rate.